Exhibit 4.2
Execution Version
THIS WARRANT HAS BEEN, AND THE UNITS WHICH MAY BE RECEIVED PURSUANT TO THE EXERCISE OF THIS WARRANT WILL BE, ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR SUCH UNITS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY REGISTRATION OR QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE SECURITIES LAWS.

No. 2	August 28, 2009
WARRANT TO PURCHASE UNITS OF ADVANCED BIOENERGY, LLC
     This Warrant to Purchase Units (this “Warrant”) certifies that, for good and valuable consideration, PJC CAPITAL LLC, a Delaware limited liability company (along with its permitted assignees, the “Holder”) is entitled to purchase from ADVANCED BIOENERGY, LLC, a Delaware limited liability company (the “Company”), SEVEN HUNDRED FORTY-TWO THOUSAND FIVE HUNDRED NINETY-EIGHT (742,598) fully paid and nonassessable Units (as defined in the Company’s Third Amended and Restated Operating Agreement dated February 1, 2006 (the “LLC Agreement”)) (the “Units”) of the Company, as adjusted pursuant to Section 3 hereof (the “Warrant Units”), at an exercise price per Unit equal to $1.50 (as adjusted pursuant to Section 3 hereof) (the “Exercise Price”), subject to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is issued in connection with the Amended and Restated Secured Term Loan Note made by the Company in favor of the initial Holder dated as of the date hereof (the “Note”). Unless otherwise defined in this Warrant, capitalized terms defined in the Note are used in this Warrant as defined in the Note.
     This Warrant replaces and is being delivered in exchange for the Warrant to Purchase Units of Advanced BioEnergy, LLC, dated October 17, 2007 and numbered No. 1 issued by the Company to the Holder (the “Prior Warrant”), and as of the date hereof the Prior Warrant shall be terminated and have no further force and effect. The Holder shall surrender the Prior Warrant in exchange for this Warrant.
1. Exercise; Payment.
     (a) Exercise Period. This Warrant may be exercised in whole or part by the Holder during the term (as set forth in Section 11) and in compliance with the provisions of this Warrant at any time after the date of issuance set forth above (the “Warrant Date”), by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A (the “Notice of Exercise”) duly executed) at the principal office of the Company. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Units, deliver to the Holder a new Warrant evidencing the rights of the

Holder to purchase the unpurchased Warrant Units, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.
     (b) Cash Exercise. Upon exercise of this Warrant, the Holder shall pay the Company an amount equal to the product of (x) the Exercise Price multiplied by (y) the total number of Warrant Units purchased pursuant to the Exercise of this Warrant, by wire transfer or check payable to the order of the Company. The Holder shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of, the Warrant Units represented by such exercise (and such Warrant Units shall be deemed to have been issued) immediately prior to the close of business on the date upon which this Warrant is exercised.
     (c) Net Exercise. The Exercise Price also may be paid at the Holder’s election by surrender of all or a portion of the Warrant for Units to be exercised under this Warrant (“Net Exercise”). If the Holder elects the Net Exercise method, the Company will issue Warrant Units in accordance with the following formula:
X = Y(A-B)
           A
          Where:
X =	the number of Warrant Units to be issued upon exercise of the Warrant

Y =	the number of Warrant Units requested to be exercised

A =	the fair market value of 1 Unit on the date of exercise of this Warrant

B =	the Exercise Price
     For purposes of the above calculation, the fair market value of a Unit shall mean:
          (i) if at any time the Units are not listed on any securities exchange or traded in the over-the-counter market, the fair market value of the Units shall be the highest price per Unit which the Company could obtain from a willing buyer (other than an employee, director or “Affiliate” of the Company, as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) for Units sold by the Company, as determined in good faith by its Directors (as defined in the LLC Agreement);
          (ii) if the exercise is in connection with the conversion of the Units to common stock of the Company (“Common Stock”) in order to facilitate a public offering of such Common Stock, and if the Company’s Registration Statement relating to such initial public offering has been declared effective by the SEC, then the fair market value per Unit shall be the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering, giving effect to the conversion mechanism with respect to such conversion of the Units to Common Stock;
          (iii) if the exercise is not in connection with a public offering, and:
               (A) if the Units (or the Common Stock, if the Units have been converted to Common Stock) are traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over a 5 day period ending 3 days before the day the fair market value of the Units or the Common Stock, as applicable, is being determined; or
               (B) if the Units (or the Common Stock, if the Units have been converted to Common Stock) are traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices quoted on the principal market on which or through which the Units or the Common Stock, as applicable, are traded over the 5 day period ending 3 days before the day the fair market value of the Units or the Common Stock, as applicable, is being determined;
          (iv) if property or securities in addition to or in substitution for Units shall be issuable upon exercise of the Warrant, the fair market value of such property (to the extent such property does not include a security which is listed on any securities exchange or traded in the over-the-counter market, in which fair market value shall be calculated as provided in Section 1(c)(i) — (iii) above) shall be determined in good faith by the Company’s Directors (as defined in the LLC Agreement).
     (d) Exercise Prior to Expiration. To the extent this Warrant has not been previously exercised as to any Warrant Units issuable hereunder, and if the fair market value of one Warrant Unit immediately before expiration of the Warrant is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to the Net Exercise provisions in Section 1(c) (even if not surrendered) immediately before its expiration. In such event, the fair market value of one Warrant Unit shall be determined pursuant to Section 1(c). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 1(d), the Company agrees to promptly notify the Holder of the number of Units, if any, and any other property, which the Holder is entitled to receive by reason of such automatic exercise.
     (e) Unit Certificates. In the event of the exercise of this Warrant, certificates for the Warrant Units so purchased shall be delivered to the Holder within a reasonable time after exercise, to the extent that the Units are certificated.
2. Units Fully Paid; Reservation of Units. All of the Units issuable upon the exercise of this Warrant, upon issuance and receipt by the Company of the Exercise Price therefor (or upon Net Exercise thereof, as provided in Section 1(c)), shall be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of Units to provide for the exercise of this Warrant.

3. Adjustment of Exercise Price and Number of Units. The number and kind of Warrant Units purchasable upon the exercise of this Warrant and the Exercise Price payable therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
     (a) Unit Distributions, Subdivisions, Combinations. If the Company shall (i) make a distribution in respect of the Units in additional Units (or securities convertible into, exchangeable for or otherwise entitling the registered holder to receive Units), (ii) subdivide the outstanding Units into a greater number of Units or (iii) combine the outstanding Units into a smaller number of Units, the number of Units purchasable upon exercise of this Warrant immediately prior to the record date applicable to such event shall be adjusted so that the Holder shall thereafter be entitled to receive that kind and number of Units or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. The Exercise Price per Warrant Unit purchasable upon exercise of any Warrant shall be subject to adjustment from time to time such that upon each adjustment of the number of Warrant Units purchasable pursuant to this Section 3(a), the Exercise Price shall be reduced or increased, as the case may be, to a price determined by dividing the aggregate Exercise Price of all Warrant Units in effect prior to such adjustment by the total maximum number of Warrant Units purchasable upon the exercise of all Warrants immediately after such adjustment.
     (b) Reorganization or Reclassification. In case of any capital reorganization or reclassification of the equity interests of the Company, or the conversion of the Company into a corporation (whether pursuant to a merger, consolidation, statutory conversion or otherwise), each Warrant shall thereafter be exercisable from the number of Units or other securities or property receivable upon such capital reorganization, reclassification or conversion, as the case may be, by a holder of the number of Units into which the Warrant was exercisable immediately prior to such capital reorganization, reclassification or conversion; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of the Warrant to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Warrant.
     (c) Issuance of Securities Under Certain Circumstances.
          (i) If the Company shall issue or sell (or, in accordance with clause (ii) below, shall be deemed to have issued or sold) any Units (other than Excluded Units, as defined below) without consideration or for a consideration per unit that is less than the Exercise Price in effect immediately prior to such issuance or sale, as adjusted for any unit splits, combinations, unit dividends or similar transactions after the date hereof, then, effective immediately upon such issuance or sale, (a) this Warrant shall immediately become exercisable for such additional Warrant Units as are necessary to maintain the percentage ownership interest in the Company’s Units (calculated on an as-converted, fully diluted basis assuming the issuance of all outstanding options and warrants other than this Warrant) held by the Holder immediately prior to such issuance and (b) the Exercise Price in effect immediately prior to such issuance or sale shall be reduced, concurrently with such issuance or sale, to the consideration per Unit received by the

Company for such issuance, sale or deemed issuance of such additional Units; provided that if such issuance, sale or deemed issuance was without consideration, then the Company shall be deemed to have received an aggregate of $0.01 of consideration for all such additional Units issued, sold or deemed to be issued. Adjustments shall be made successively whenever such an issuance or sale is made.
          (ii) For the purpose of determining the adjusted Exercise Price under Section 3(c), the following shall be applicable:
               (A) If the Company in any manner issues or grants any Option Rights or Convertible Securities (each as defined below) and the price per unit for which Units are issuable upon the exercise of such Option Rights or upon conversion or exchange of such Convertible Securities is less than the Exercise Price, then the total maximum number of Units issuable upon the exercise of such Option Rights or upon conversion or exchange of the total maximum amount of such Convertible Securities (or any Convertible Securities issuable upon the exercise of such Option Rights) shall be deemed to be outstanding and to have been issued and sold by the Company for such lesser price per unit. For purposes of this paragraph, the price per unit for which a Unit is issuable upon exercise of Option Rights or upon conversion or exchange of Convertible Securities (or any Convertible Securities issuable upon exercise of Option Rights) shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuing or granting of such Option Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Option Rights or the exchange or conversion of all such Convertible Securities (plus in the case of such Option Rights which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof) by (y) the total maximum number of Units issuable upon exercise of such Option Rights or Convertible Securities (or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Option Rights).
               (B) If the purchase price provided for in any Option Rights, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Units decreases at any time, then the number of Warrant Units issuable upon the exercise of this Warrant and the Exercise Price (each as in effect at the time of such decrease) shall be readjusted to number of Warrant Units and the Exercise Price which would have been in effect at such time had such Option Rights or Convertible Securities still outstanding provided for such decreased purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.
               (C) If any Units, Option Rights or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the gross amount received by the Company therefor. If any Units, Option Rights or Convertible Securities are issued or sold for consideration other than cash, then the amount of consideration received by the Company shall be the fair value of such consideration determined in good faith by the Directors of the Company.

          (iii) For purposes of this Section 3(c):
               (A) “Convertible Securities” means any securities or other obligations issued or issuable by the Company or any other Person that are exchangeable for, or convertible into, (i) any Units or (ii) any securities exchangeable for, or convertible into, any Units.
               (B) “Excluded Units” means, collectively, (i) Units or Option Rights issued in any of the transactions described in Sections 3(a) or 3(b), (ii) Units issued or issuable to officers, directors or employees of, or consultants to, the Company pursuant to equity incentive plans or agreements on terms approved by the Directors of the Company in an amount not to exceed 742,598 Units in the aggregate during the term of this Warrant, (iii) Units issued after the date hereof upon the exercise of other Option Rights or the exchange or conversion of Convertible Securities in each case outstanding on the date hereof and (iv) the issuance of this Warrant or any Warrant Units pursuant to this Warrant.
               (C) “Option Rights” means any warrants, options or other rights to subscribe for or purchase, or obligations to issue, any Units, or any Convertible Securities, including, without limitation, any options or similar rights issued or issuable under any employee equity incentive plan, pension plan or other employee benefit plan of the Company.
     (d) Notice of Certain Transactions. In the event that the Company shall propose at any time to effect any action of the type described in Sections 3(a), (b) or (c), or any right to subscribe for or purchase any evidences of its indebtedness, any units or capital stock of any class or any other securities or property, or to receive any other right, or take any similar extraordinary action affecting the Company’s Units or equity capital (including but not limited to the transfer of substantially all of the Company’s assets), then, in connection with each such event, the Company shall send notice thereof to all Holders no later than 10 days after the earlier to occur of (i) the date on which such event became effective or (ii) the record date for such event, in each case specifying in reasonable detail what the transaction or event consists of and, if applicable, the aggregate amount or value of any cash or property distributed, paid, purchased or received by the Company in connection therewith.
4. Investment Representations of Holder; Transfer of Warrant and Warrant Units.
     (a) Holder represents and warrants to the Company that: (i) it is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act; and (ii) it has the ability to bear the economic risks of such Holder’s prospective investment, including a complete loss of Holder’s investment in the Warrants and the Warrant Units; and (iii) the Warrants and the Warrant Units are purchased for the Holder’s own account, and not with view to distribution of either the Warrants or any securities purchasable upon exercise thereof; provided however that the Holder may transfer the Warrant and any Warrant Units to any Affiliate of the Holder.
     (b) This Warrant and the Warrant Units may only be Transferred (as defined in the LLC Agreement) in compliance with federal and state securities laws. At the time of the surrender of this Warrant in connection with any Transfer of this Warrant or the Transfer of the Warrant Units (except to an Affiliate), the Company may require, as a condition of allowing such

Transfer (i) that the Holder or transferee of this Warrant or the Warrant Units, as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such Transfer may be made without registration under the Securities Act or qualification under any state securities laws and/or (ii) that the Holder or transferee execute and deliver to the Company an investment representation letter in form and substance acceptable to the Company and substantially in the form of Exhibit B hereto and the transfer application used by the Company, a form of which has previously been provided to the Holder. Transfer of this Warrant and all rights hereunder, in whole or in part, in accordance with the foregoing provisions, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company or the office or agency designated by the Company, together with a written assignment of this Warrant substantially in the form of Exhibit C hereto duly executed by the Holder or its attorney-in-fact. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the Holder a new warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall be deemed cancelled.
     (c) Subject to the requirements of Section 4(b) of this Warrant and Section 9.2 of the LLC Agreement, the Holder shall be entitled to Transfer all or any portion of the Warrant Units to any Person, whether or not such Person is an Affiliate of the Holder, provided that notwithstanding the provisions of Section 9.2(b)(i) of the LLC Agreement, a Transfer to any Person that would otherwise require the consent of the Directors in writing under such section, shall be subject to the consent of a majority of the Directors (as defined in the LLC Agreement), such consent not to be unreasonably withheld, delayed or conditioned.
5. Legend.
     (a) Each certificate evidencing the Warrant Units issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY.
THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION OR EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAW.

     (b) Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to this Section 5 shall be removed, and the Company shall issue a certificate without such legend to the holder of such Warrant Units if (i) such Warrant Units are resold pursuant to an effective registration statement under the Securities Act, (ii) if such holder satisfies the requirements of Rule 144(k) under the Securities Act or (iii) if such holder provides the Company with an opinion of counsel for such holder of the Warrant Units, in form and substance reasonably satisfactory to the Company, to the effect that a sale, transfer or assignment of such Warrant Units may be made without registration and that upon such sale, transfer or assignment such Warrant Units will not be deemed “restricted securities,” as such term is defined in Rule 144 under the Securities Act.
6. Fractional Units. No fractional Warrant Units will be issued in connection with any exercise of this Warrant, but in lieu of such fractional Units the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.
7. Rights as a Member. Except as set forth in Section 3, the Holder shall not be entitled to vote, or receive dividends or distributions, or be deemed a holder of Units or a member of the Company, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a member of the Company or any right to vote for the election of directors or upon any matter submitted to members at any meeting thereof, or to give or withhold consent to any action with respect to the Warrant Units, until this Warrant shall have been exercised and the Warrant Units purchasable upon the exercise of this Warrant shall have become deliverable, as provided in Section 1(b). Upon exercise of this Warrant, the Holder shall automatically be deemed to be a Member (as defined in the LLC Agreement) of the Company with all rights of a Member, including the Membership Voting Interest (as defined in the LLC Agreement), without any further approval of the members, directors, officers or managers of the Company required; provided that the Holder shall execute such documents as are reasonably requested by the Company to document the Holder’s agreement to be bound by the terms and provisions of the LLC Agreement and evidence of the authority of the Holder to execute and deliver such agreement to be so bound.
8. Information Rights. At all times when Holder is holding this Warrant (whether or not exercised in part) or any Warrant Units, and if not already delivered pursuant to another agreement, the Company will deliver to the Holder the financial statements delivered to the Members of the Company pursuant to the LLC Agreement, including, without limitation, Section 7.3 thereof.
9. Registration Rights; Resales Under Rule 144.
     (a) Registration Rights. If the Company at any time converts into a corporation, and the Company, as converted, proposes to register any Common Stock solely for cash pursuant to a registration statement under the Securities Act, other than a registration solely for the sale of securities to participants in a Company stock or other incentive plan or in connection with a transaction under Rule 145 promulgated under the Securities Act, the Company shall use its best efforts to cause to be registered for resale under the Securities Act all of the Common Stock that the Holder has requested to be registered on such registration statement.

     (b) Compliance with Rule 144(c). If the Holder proposes to sell Common Stock, the Warrant or any Warrant Units in compliance with Rule 144 under the Securities Act, then, upon Holder’s written request the Company shall furnish to the Holder, within 3 days after receipt of such request, a written statement confirming the Company’s compliance with the “Current Public Information” requirements of Rule 144(c), as such Rule may be amended from time to time.
10. Parallel Rights; No Impairment. The Holder shall be entitled, but not required, to become a signatory to and entitled to the benefits of, any investor rights agreement to the extent any such agreement is entered into on or after the Warrant Date until the consummation of a Change of Control (as defined in the Note), including any such agreement entered into in connection with a Change of Control. The Company shall not, by amendment of its certificate of formation or the LLC Agreement or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Warrant against impairment.
11. Term of Warrant; Early Termination.
     (a) This Warrant shall become exercisable on the Warrant Date and shall no longer be exercisable as of 5:00 p.m., Central Time, on October 1, 2014 (the “Exercise Period”).
     (b) Notwithstanding Section 11(a), in the case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding securities as to which Warrants may then be exercised and other than a merger solely to change the jurisdiction of organization of the Company) or any sale, transfer or lease of all or substantially all of the assets of the Company to any Person, in each case during the Exercise Period, the Company shall provide the Holder with written notice of such proposed transaction, in reasonable detail, no less than 10 days prior to the consummation thereof, and this Warrant shall terminate upon the consummation of such transaction unless exercised prior to such consummation.
12. Registry of Warrants.
     The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. Holder’s initial address, for purposes of such registry, is set forth below Holder’s signature on this Warrant. Holder may change such address by giving written notice of such changed address to the Company.
13. Miscellaneous.
     (a) This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws.
     (b) The Company shall pay all expenses (including attorneys fees and expenses) in connection with, and all taxes and other governmental charges that may be imposed in respect of,

the issue or delivery of any Warrant Units issuable upon the exercise of any Warrant (excluding any applicable income taxes payable by the Holder); provided that the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issue of Warrant Units in any name other than that of the Holder.
     (c) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.
     (d) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder and of the Warrant Units issued or issuable upon the exercise hereof.
     (e) Any notice provided for or permitted under this Warrant shall be treated as having been given (i) upon receipt, when delivered personally, (ii) one day after sending, when sent by commercial overnight courier with written verification of receipt, (iii) upon confirmed transmission when sent via facsimile on a business day prior to 5:00 pm (Central Time) or, if sent after 5:00 pm (Central Time), the next business day after confirmed transmission, or (iv) three business days after deposit with the United States Postal Service, when mailed postage prepaid by certified or registered mail, return receipt requested, addressed at such address or facsimile number as set forth on the signature page below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 13(e).
     (f) This Warrant, together with that side letter agreement dated August 20, 2009 between the Company and Holder, constitutes the full and entire understanding and agreement between the parties with regard to the matters contained herein.
     (g) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at the Holder’s expense will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date and tenor.
     (h) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer, all as of the day and year first above written.
     COMPANY:

ADVANCED BIOENERGY, LLC
a Delaware limited liability company

By:	/s/ Richard Peterson
Name:	Richard Peterson
Title:	President, Chief Executive Officer, Chief Financial Officer and Vice President of Accounting and Finance

Notice Address:	10201 Wayzata Blvd., Suite 250
Minneapolis, MN 55305
Attn: Richard Peterson
Facsimile: (763) 226-2728

WARRANTHOLDER:	PJC CAPITAL LLC,
a Delaware limited liability company

	By:	/s/ Robert P. Rinek
Robert P. Rinek
Co-President and Co-Chief Operating Officer

Notice Address:	c/o Piper, Jaffray & Co.
800 Nicollet Mall
Minneapolis, MN 55402
Attn: Robert P. Rinek
Facsimile: (612) 303-1068
WARRANT TO PURCHASE UNITS OF ADVANCED BIOENERGY, LLC SIGNATURE PAGE

EXHIBIT A
NOTICE OF EXERCISE

TO:
1. Cash Exercise. The undersigned hereby elects to purchase                      Units (“Units”), of ADVANCED BIOENERGY, LLC, a Delaware limited liability company (the “Company”) pursuant to the terms of Section 1(b) of the Warrant to Purchase Units dated August 28, 2009, (the “Warrant”), and tenders herewith payment of the Exercise Price (as such term is defined in the Warrant) therefor.
2. Net Exercise. The undersigned hereby elects to effect a Net Exercise for                      Units pursuant to Section 1(c) of the Warrant.
Please issue a certificate or certificates representing said                      Units in the name of the undersigned or in such other name as is specified below:

Name:

Address:

     The undersigned hereby represents and warrants that the aforesaid Units are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

By:

Name:

Title:

Date:

EXHIBIT B
FORM OF INVESTMENT REPRESENTATION LETTER
In connection with the acquisition of [warrants (the “Warrants”) to purchase                      Units of ADVANCED BIOENERGY, LLC (the “Company”)] [Units of ADVANCED BIOENERGY, LLC (the “Company”)] (the “Units”), by                      (the “Holder”) from                     , the Holder hereby represents and warrants to the Company as follows:
The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of an investment in the Warrants and the Units issuable upon the exercise thereof (collectively, the “Securities”); and, has the ability to bear the economic risks of such Holder’s investment, including a complete loss of the Holder’s investment in Securities.
The Holder, by acceptance of the [Warrants/Units], represents to the Company that the Warrants and all securities acquired upon any and all exercises of the Warrants are purchased for the Holder’s own account, and not with view to distribution of either the Warrants or any securities purchasable upon exercise thereof in violation of applicable securities laws.
The Holder acknowledges that (i) the Securities have not been registered under the Act, (ii) the certificate(s) representing the Securities shall bear a legend as set forth in the Warrant Agreement until such Securities shall have been registered for resale by the Holder under the Act that has been declared effective by the SEC; or (ii) in the opinion of counsel in form and substance reasonably satisfactory to the Company, such Securities may be sold without registration under the Act.
IN WITNESS WHEREOF, the Holder has caused this Investment Representation Letter to be executed in its corporate name by its duly authorized officer this [___] day of [                    ], 20[___].
[Name]

By:
Name:
Title:

EXHIBIT C
ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned owner of this Warrant for the purchase of Units of ADVANCED BIOENERGY, LLC, a Delaware limited liability company (the “Company”) hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Units set forth below:

(Name and Address of Assignee)

(Number of Units)
and does hereby irrevocably constitute and appoint                                         attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.
Dated:
[Name]

By:
Name:
Title: